                                                                    EXHIBIT 21.0

Subsidiaries of the Registrant

           Advanced Marketing (UK) Limited - England
           Advanced Marketing  S. de R.L. de C.V. - Mexico
           Advanced Marketing (Europe), Ltd. - England
           Advanced Marketing Services Investments, Inc. - California
           Mira Mesa Marketing, Inc.
           Advanced Marketing Services Australia PTY, Limited -- Australia Aura Books, PLC - England
           Metrastock, Ltd. - England
           Aspen Marketing Communications Ltd. - England





                                       34